Exhibit 99.1

For Immediate Release

FIRST NBC ANNOUNCES COMPLETION OF $60 MILLION SUBORDINATED NOTE ISSUANCE

NEW ORLEANS, LA (February 18, 2015) - First NBC Bank Holding Company (“First NBC”) (NASDAQ: FNBC), the parent bank holding company for First NBC Bank, announced today that it has completed a private placement of $60 million in aggregate principal amount of subordinated notes to certain qualified institutional investors. Unless earlier redeemed, the notes mature on February 18, 2025 and bear interest at a fixed rate of 5.75% per annum, payable semiannually, over their term. First NBC has agreed to take steps following the closing of the private placement to provide for the exchange of the privately issued notes for publicly registered notes having substantially the same terms.

First NBC plans to use the net proceeds from the sale of the subordinated notes for general corporate purposes, which may include supporting the continued growth of its business, acquisitions, and the redemption or repayment of other fixed obligations. The subordinated notes have been structured to qualify as tier 2 capital for regulatory purposes. In anticipation of a subordinated note offering, First NBC obtained a rating from Kroll Bond Rating Agency, which assigned an investment grade rating of BBB- to the subordinated note issue.

“We’ve successfully deployed the proceeds of our initial public offering through continued organic growth in our core banking markets and by taking advantage of opportunistic acquisition opportunities to supplement our organic growth,” stated Chairman and Chief Executive Officer Ashton J. Ryan, Jr. “This offering further diversifies our capital mix, providing us with a source of low-cost capital that is non-dilutive to our common shareholders.”

Sandler, O’Neill + Partners, L.P. and Keefe, Bruyette & Woods, Inc. served as the placement agents for the private offering and were advised by Norton Rose Fulbright US LLP. First NBC was advised by Fenimore, Kay, Harrison & Ford, LLP.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security and will not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

About First NBC Bank Holding Company

First NBC, headquartered in New Orleans, Louisiana, offers a broad range of financial services through its wholly-owned banking subsidiary, First NBC Bank, a Louisiana non-member bank. First NBC’s primary market is the New Orleans metropolitan area and the Mississippi Gulf Coast. First NBC operated from 32 full service banking offices in the New Orleans metropolitan and surrounding areas, 3 full service banking offices in the Florida Panhandle and a loan production office in Gulfport, Mississippi.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect First NBC's current views with respect to, among other things, future events and financial performance. First NBC generally identifies forward-looking statements by terminology such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "could," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based on the historical performance of First NBC and its subsidiaries or on First NBC's current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by First NBC that the future plans, estimates or expectations by First NBC will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to First NBC's operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if First NBC's underlying assumptions prove to be incorrect, First NBC's actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive. First NBC does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Information on these factors can be found in First NBC's Annual Report on Form 10-K, for the year ended December 31, 2013, and other reports and statements First NBC has filed with Securities and Exchange Commission, which are available at the SEC's website (www.sec.gov).

For further information contact:
First NBC Bank Holding Company
Ashton J. Ryan, Jr.
President and Chief Executive Officer
(504) 671-3801
aryanjr@firstnbcbank.com